Exhibit 99.1

OpGen and Curetis Successfully Close their Business Combination Transaction

Following strong support from shareholders, OpGen and Curetis consummated their business combination transaction

Curetis business now wholly owned by OpGen Inc. as parent company

New leadership team and board of directors announced

GAITHERSBURG, Md. April 1, 2020 -- OpGen, Inc. (Nasdaq: OPGN, “OpGen”), a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease, announced today that the business combination between Curetis and OpGen has successfully closed on April 1, 2020. At the closing, William E. Rhodes III, the former chairman of the Supervisory Board of Curetis N.V., was appointed chairman of the board of OpGen, and Oliver Schacht, PhD, the former Chief Executive Officer of Curetis N.V., was appointed the President and Chief Executive Officer of OpGen and to the board of directors.

Mr. Rhodes commented, “I would like to thank the management teams of both our companies for their perseverance and effectiveness in finding solutions to address the issues that arise in complex business combinations. It has always been important to bring rapid molecular diagnostics to the fight against infectious diseases, and with the global coronavirus pandemic, now it is more critical than ever. The combined company will have a broad portfolio of complementary platforms, highly relevant products designed to help discover and fight life threatening infectious diseases and strong global commercial channels. I am delighted to be chairing this distinguished board of directors and anticipate tremendous, value-creating opportunities for the combined company.”

Mr. Schacht said, “I am grateful to both our companies’ boards and shareholders for their unwavering support throughout the past many months of strategic interactions and discussions between our companies. This transaction would not have been possible without the tremendous commitment of our executive teams and advisors. I would like to especially thank Evan Jones for his leadership and support over the past many months. With Bill Rhodes as our past and future chairman and with Evan on the board of directors we will have great continuity.”

In addition to Mr. Rhodes and Mr. Schacht, Mario Crovetto and Prabhavathi Fernandes, former directors of Curetis, were appointed to the OpGen board of directors, such that following the closing the reconstituted board of directors consists of Mr. Rhodes, Mr. Schacht, Mr. Jones. Mr. Crovetto, Ms. Fernandes, and Don Elsey.

Strengthened Senior Management team

The executive officers of OpGen in addition to Chief Executive Officer Oliver Schacht will be Tim Dec, who will continue to serve as Chief Financial Officer and manage the finance and G&A teams globally, and Johannes Bacher, one of Curetis’ founders as Chief Operating Officer who will be running global R&D and operations. The Curetis USA Inc. team will be joining OpGen Inc. as employees. The US commercial team includes Chief Commercial Officer for the Americas, Chris Emery, and Chief Marketing and Scientific Affairs Officer, Faranak Atrzadeh. Andreas Posch, CEO of Ares Genetics GmbH in Vienna, Austria, will also serve on the expanded executive team bringing AI-powered and NGS-based capabilities into the combined business.

Evan Jones, the former Chairman & CEO of OpGen added, “I am excited to announce today’s closing of the business combination with Curetis. I would like thank all our shareholders for the overwhelming support throughout this process and the teams on both sides for having diligently worked with a singular focus on getting the deal done. We anticipate this business combination will maximize value for our shareholders through providing a robust product portfolio with proprietary assets for developing and commercializing innovative, data-driven solutions in infectious disease diagnostics. I look forward to serving as a member of the newly constituted board of directors of OpGen as a non-executive director, and I will provide any support needed by Oliver and his new leadership team throughout the transition and integration phase as needed.”

OpGen and Curetis had entered into a definitive agreement to combine their businesses on September 4, 2019. H.C. Wainwright & Co. acted as strategic advisor to Curetis while Crosstree acted as advisor to OpGen. Ballard Spahr LLP served as legal counsel to OpGen and Linklaters LLP as legal counsel to Curetis.

About OpGen

OpGen, Inc. is a precision medicine company harnessing the power of molecular diagnostics and informatics to help combat infectious disease. We are developing molecular information products and services for global healthcare settings, helping to guide clinicians with more rapid and actionable information about life threatening infections, improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs.

Our molecular diagnostics and informatics products, product candidates and services combine our Acuitas molecular diagnostics and Acuitas Lighthouse informatics platform for use with our proprietary, curated MDRO knowledgebase. We are working to deliver our products and services, some in development, to a global network of customers and partners. The Acuitas AMR Gene Panel (RUO) is intended for Research Use Only and is not for use in diagnostic procedures. The Acuitas Lighthouse Software is not distributed commercially for antibiotic resistance prediction and is not for use in diagnostic procedures. For more information, please visit. For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements relating to the completion of the acquisition of Curetis GmbH. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the fact that we have broad discretion as to the use of proceeds from OpGen’s at-the-market offering that commenced in February 2020 and recent warrant exercises and that we may not use the proceeds effectively; OpGen’s ability to successfully integrate the businesses of OpGen and Curetis, comply with the complexities of a global business, achieve the expected synergies, and implement the combined company’s strategic and business goals, the impact of the COVID-19 pandemic on our business and operations, risks and uncertainties associated with market conditions, OpGen’s ability to successfully, timely and cost-effectively seek and obtain regulatory clearance for and commercialize our products and services offerings, including the Curetis and Ares Genetics products and offerings, the rate of adoption of our combined business’ products and services by hospitals and other healthcare providers, the success of our combined commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Implementation Agreement (the definitive agreement related to the proposed business combination between the Company and Curetis GmbH), a Registration Statement on Form S-4 (File No. 333-234657) has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). Investors and security holders are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement that forms a part of the registration statement. Such documents contain important information about the proposed transaction. The definitive proxy statement was first mailed to stockholders of the Company on or about January 27, 2020. This communication is not a substitute for the registration statement, the proxy statement or any other document that OpGen may send to its stockholders in connection with the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company at its website, www.opgen.com.

OpGen Contact:
Michael Farmer
Vice President, Marketing
(240) 813-1284
mfarmer@opgen.com

Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:
Joe Green
Edison Group
jgreen@edisongroup.com